UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 24, 2016

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Equity Underwriting Agreement

On October 24, 2016, Buckeye Partners, L.P. (“Buckeye”) and Buckeye GP LLC (the “General Partner”), the general partner of Buckeye, entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters set forth in Schedule 1 thereto (collectively, the “Equity Underwriters”). The Equity Underwriting Agreement relates to a follow-on equity offering (the “Equity Offering”) of limited partnership units representing limited partner interests in Buckeye (the “LP Units”) and the purchase by the Equity Underwriters of 7,750,000 of such LP Units. On October 25, 2016, the Equity Underwriters exercised in full their option to purchase up to 1,162,500 additional LP Units bringing the total offering to 8,912,500 LP Units. The Equity Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-200443). The Equity Offering is expected to close on October 28, 2016. A legal opinion relating to the validity of the LP Units is filed herewith as Exhibit 5.1.

The Equity Underwriting Agreement requires Buckeye to indemnify the Equity Underwriters and certain of their affiliates against certain liabilities or to contribute to payments the Equity Underwriters may be required to make because of such liabilities.

Buckeye intends to use the net proceeds from the Equity Offering to fund a portion of the purchase price of the previously announced investment in VTTI B.V. (the “VTTI Acquisition”). Pending such use, the net proceeds from the Equity Offering will be used to reduce indebtedness outstanding under Buckeye’s revolving credit facility and for general partnership purposes. Buckeye intends to use the net proceeds from the exercise of the Equity Underwriters’ option to purchase additional LP Units to reduce indebtedness outstanding under Buckeye’s revolving credit facility and for general partnership purposes. If the VTTI Acquisition is not consummated, Buckeye intends to use the net proceeds to repay borrowings outstanding under Buckeye’s revolving credit facility and for general partnership purposes.

Notes Underwriting Agreement

On October 27, 2016, Buckeye and the General Partner entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule 1 thereto (collectively, the “Notes Underwriters”), that provided for the issuance and sale by Buckeye, and the purchase by the Notes Underwriters (the “Notes Offering”), of $600.0 million aggregate principal amount of Buckeye’s 3.950% senior unsecured notes due 2026 (the “Notes”). The Notes Offering was registered under the Securities Act pursuant to a shelf registration statement on Form S-3 (File No. 333-200443). The Notes Offering is scheduled to close on November 7, 2016, subject to customary closing conditions.

The Notes Underwriting Agreement requires Buckeye to indemnify the Notes Underwriters and certain of their affiliates against certain liabilities or to contribute to payments the Notes Underwriters may be required to make because of such liabilities.

Buckeye intends to use the net proceeds from the Notes Offering to fund a portion of the purchase price of the VTTI Acquisition. If the VTTI Acquisition is not consummated, or the share purchase agreement pursuant to the VTTI Acquisition is terminated, in each case, prior to July 1, 2017, Buckeye will be required to redeem all of the Notes then outstanding at 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Equity Underwriting Agreement or the Notes Underwriting Agreement and is qualified in its entirety by reference to the Equity Underwriting Agreement and the Notes Underwriting Agreement, which are filed as Exhibit 1.1 and Exhibit 1.2, respectively, hereto and are incorporated by reference into this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits.
1.1	Underwriting Agreement dated as of October 24, 2016, among Buckeye Partners, L.P., Buckeye GP LLC and Barclays Capital Inc., as representative of the several underwriters named therein.
1.2

Underwriting Agreement, dated as of October 27, 2016, among Buckeye Partners, L.P., Buckeye GP LLC and Barclays Capital Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the LP Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	/s/ Todd J. Russo
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated October 28, 2016

Exhibit Index

1.1	Underwriting Agreement dated as of October 24, 2016, among Buckeye Partners, L.P., Buckeye GP LLC and Barclays Capital Inc., as representative of the several underwriters named therein.
1.2

Underwriting Agreement, dated as of October 27, 2016, among Buckeye Partners, L.P., Buckeye GP LLC and Barclays Capital Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the LP Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1, respectively).